Exhibit 10.42

FIRST AMENDMENT

TO THE

GOODMAN NETWORKS INCORPORATED 2008 LONG-TERM INCENTIVE PLAN

THIS FIRST AMENDMENT TO THE GOODMAN NETWORKS INCORPORATED 2008 LONG-TERM INCENTIVE PLAN (this “Amendment”), dated as of June 24, 2009, is made and entered into by Goodman Networks Incorporated (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Goodman Networks Incorporated 2008 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article Nine of the Plan provides that the Board of Directors of the Company (the “Board”) may at any time and from time to time alter, amend, revise, suspend, or discontinue the Plan in whole or in part; and

WHEREAS, the Board desires to amend the definition of “Change of Control” under the Plan.

NOW, THEREFORE, in accordance with Article Nine of the Plan, effective June 24, 2009, the Company hereby amends the Plan as follows:

1.	Section 2.5 of the Plan is hereby amended by adding the following paragraph to the end thereof:

Notwithstanding anything in Section 2.5 to the contrary, “Change of Control” does not include transaction(s) arising from The Stephens Group, LLC’s investment in the Company, as memorialized in the June 24, 2009 Stock Purchase Agreement by and between Goodman Networks Incorporated and SG-Goodman, LLC, including the exhibits attached to such Stock Purchase Agreement.

Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

Goodman Networks Incorporated

By:	/s/ John Goodman

Name:	John Goodman

Title:	CEO